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                                                                   EXHIBIT 10.32



                      WAIVER, CONSENT AND AMENDMENT NO. 1

                                                   Dated as of February 13, 1997

       WAIVER, CONSENT AND AMENDMENT NO. 1 (this "Amendment") among A I M Management Group Inc., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders"), Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders, and the co-agents listed on the signature pages of the Credit Agreement referred to below, as co-agents (the "Co-Agents" and, together with the Administrative Agent, the "Agents").

       PRELIMINARY STATEMENTS:

       (1) The Borrower, the Lenders and the Agents have entered into a B Share Credit Agreement dated as of June 26, 1996 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

       (2) The Borrower has entered into an Agreement and Plan of Merger dated as of November 4, 1996 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement") with INVESCO PLC, a company organized under the laws of England ("INVESCO"), and INVESCO Group Services, Inc., pursuant to which the Borrower will be merged (the "Merger") with a newly-organized subsidiary ("Newco") of INVESCO. Newco will be the surviving corporation of the Merger. Immediately following the Merger, the assets and liabilities of the Borrower (including, without limitation, the rights and obligations of the Borrower under the Credit Agreement) will be contributed (the "Transfer") to a direct, newly-organized subsidiary of Newco to be known as AIM Management Group Acquisition Corp. (which after consummation of the Transfer will change its name to A I M Management Group Inc.)("New AIM"). The rights and obligations of the Borrower under the Credit Agreement will be transferred pursuant to a contribution and assumption agreement (the "Contribution Agreement"). The Merger and the Transfer are collectively referred to as the "Transaction". The Borrower hereby requests that the Required Lenders consent to the consummation of the Transaction and grant the waivers and amendments under the Loan Documents needed to facilitate the Transaction and as otherwise set forth below.

       (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the requests of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
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       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

       SECTION 1. Waiver and Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4(a), the Required Lenders hereby consent to the consummation of the Transaction and in furtherance thereof, agree to the following:

                   (a) Section 3.02(a) of the Credit Agreement, which provides for a mandatory prepayment as a result of certain Asset Sales and a subsequent permanent reduction of the Total Commitment pursuant to Section 2.04(b)(i) in an amount equal to any such prepayment, is waived to the extent the Transfer, as contemplated by the Transaction, constitutes an Asset Sale.

                   (b) Section 5.02(a)(viii) of the Credit Agreement, which requires as a condition precedent to each Loan that certain Distribution Agreements shall not have been cancelled, is waived to the extent that the change of control resulting from the consummation of the Transaction will cause an automatic termination of such Distribution Agreements, provided that such Distribution Agreements are replaced by agreements that do not differ materially from such terminated Distribution Agreements on or before the effective date of the Merger.

                   (c) Section 7.04 of the Credit Agreement, pursuant to which the Borrower covenanted not to merge with any Person, is waived to the extent required to permit the Merger and to otherwise consummate the Transaction.

                   (d) Section 7.05(iv) of the Credit Agreement, pursuant to which the Borrower covenanted not to repurchase, redeem, defease or retire or otherwise acquire for value, prior to any scheduled repayment, sinking fund payment or maturity, any Pari Passu Debt, is waived to the extent required to permit the Borrower to tender for and redeem any Senior Notes tendered pursuant to the change of control tender provisions of the Senior Notes in connection with the Merger, without such payments being included in Restricted Payments.

                   (e) Section 7.06 of the Credit Agreement, pursuant to which the Borrower covenanted not to sell or otherwise dispose of all or substantially all of its assets, is waived to the extent required to permit the Transfer and to otherwise consummate the Transaction.

                   (f) Section 8.01(p) of the Credit Agreement, pursuant to which an Event of Default occurs if (i) during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election to such Board or whose nomination for election
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              by the shareholders of the Borrower was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office, or (ii) any "person" or "group" other than any member of a Key Shareholder Group shall at any time Beneficially Own a percentage of the outstanding shares of Voting Stock of the Borrower equal to or greater than 50% of the aggregate percentage of the outstanding shares of the Voting Stock of the Borrower Beneficially Owned by all Key Shareholder Groups, is waived to the extent required to permit the Merger and to otherwise consummate the Transaction.

                   (g) Section 8.01(q) of the Credit Agreement, pursuant to which an Event of Default occurs if at any time the Key Shareholder Groups or any one or more of the members thereof shall cease to Beneficially Own in the aggregate at least 20% of the outstanding Voting Stock of the Borrower, is waived to the extent required to permit the Merger and to otherwise consummate the Transaction.

                   (h) Section 8.01(r) of the Credit Agreement, pursuant to which an Event of Default occurs if any change in Beneficial Ownership of the outstanding shares of Voting Stock of the Borrower shall occur necessitating any consent of the shareholders or directors of any Investment Company and such consent is not obtained in a timely manner, or with respect to the Management Contracts, the consents relating to 90% thereof are not obtained with the statutory period necessary to prevent the termination thereof, is waived to the extent required to permit the Merger and to otherwise consummate the Transaction.

                   (i) Section 13 of the B Share Collateral Agreement, which provides that the Borrower shall not, except pursuant to a Securitization Program, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except the pledge, assignment and security interest created by the B Share Collateral Agreement, is waived to the extent required to permit the Transfer and to otherwise consummate the Transaction.

       SECTION 2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4(a), hereby amended as follows:

                   (a) Section 1.01 and the definition of "Net Income" is amended by deleting the paragraph in its entirety and adding the following:
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                                       4

             "Net Income" means, with respect to any period, the net income of the Borrower and its Subsidiaries for such period, all determined in accordance with GAAP on a Consolidated basis, provided, that there shall be excluded (a) all extraordinary gains or losses
             (less all fees and expenses relating thereto), (b) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (c) the income of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower and its Subsidiaries, (d) the income of any Person (other than a Subsidiary) in which the Borrower and its Subsidiaries has an ownership interest, except to the extent that any such income has been actually received by the Borrower and its Subsidiaries in the form of dividends or similar distributions, (e) gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business and (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders.

                    (b) Section 1.01 and the definition of "Permitted Investments" is amended by deleting the phrase that begins with ", provided" in subsection (i) and ends with "at any time".

                    (c) Section 3.01(c) is amended by substituting "$3,000,000" for "$5,000,000".


                    (d) Section 7.05(a)(2)(A) is amended by deleting subsection (A), by changing December 31, 1995 to November 3, 1993 in subsection (B) and by changing each reference in subsections (C), (D), (E) and (F) from "the Effective Date" to "November 3, 1993".

                    (e) Section 7.20 is amended by deleting "(i)" in the first line, by substituting "Section 7.20." for " clause 7.20(i);" and by deleting clause (ii) in its entirety.

                    (f) Section 8.01(f) is amended by substituting "$5,000,000" for "1,000,000".

                    (g) Section 8.01(h) is amended by substituting "$5,000,000" for "$1,000,000".
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                                       5

       SECTION 3. Further Amendments Upon Consummation of Transaction. When, and only when, on or before March 3, 1997 the Transaction is consummated, and subject to the satisfaction of the conditions precedent set forth in Section 4(b), the Credit Agreement is hereby further amended as follows:

                   (a) The recital of the parties is amended by substituting "A I M Management Acquisition Corp. " for "A I M Management Group Inc. ".

                   (b) Section 7.03 is amended by deleting "and" at the end of subsection (j), deleting the period at the end of subsection (k) and substituting therefor "; and" and by adding to the end of Section 7.03 a new subsection (l), to read as follows:

                          (1) the Borrower and AIM Advisors may become and remain liable with respect to guaranties of the indebtedness of INVESCO PLC under that certain Credit Agreement dated as of February 13, 1997 (the "INVESCO Credit Agreement") among INVESCO PLC, as borrower, Citibank and NationsBank, N.A. ("NationsBank") as agents, the lenders and co-agents parties thereto and NationsBank, as funding agent; provided, however, that any such guaranties by AIM Advisors shall contain no terms more favorable to the beneficiaries thereof than those set forth in the AIM Guaranties.

                   (c) Section 8.01(p) is amended by deleting the paragraph and by adding a new subsection (p) to read as follows:

                            (p) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
                     1934), directly or indirectly, of Voting Stock of INVESCO PLC or the Borrower, as the case may be, (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of INVESCO PLC or the Borrower, as the case may be; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of INVESCO PLC or the Borrower, as the case may be, shall cease for any reason to constitute a majority of the board of directors of INVESCO PLC or the Borrower, as the case may be (except, in the cases of clauses (i) and (ii), in connection with the Merger or pursuant to the Merger Agreement and the Voting Agreement dated as of November 4, 1996 among INVESCO PLC and the other parties named therein);

                   (d) Section 8.01(q) is amended by deleting the paragraph in its entirety.
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                                       6

                     (e) Section 8.01(r) is amended by deleting the paragraph in its entirety.

                     (f) Section 8.01(s) is amended by substituting "(q)" for "(s)", deleting the paragraph in its entirety and adding the following:

                          Any ERISA Event shall have occurred with respect to a
                     Plan, or any Loan Party or any ERISA Affiliate shall have incurred or be reasonably expected to incur liability under Section 4064 or 4069 of ERISA and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates incurred or expected to be incurred with respect to Section 4064 or 4069 of ERISA or related to such ERISA Event) exceeds $10,000,000; or


                     (g) Section 8.01(t) is amended by substituting "(r)" for "(t)".


                     (h) Section 8.01(u) is amended by substituting "(s)" for "(u)", deleting the paragraph in its entirety and adding the following:

                          Any Loan Party or any ERISA Affiliate shall have been
                     notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,500,000 per annum; or


                   (i) Section 8.01(v) is amended by substituting "(t)" for "(v)", deleting the paragraph in its entirety and adding the following:

                          Any Loan Party or any ERISA Affiliate shall have been
                     notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding
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                                       7

                     the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000;


                     0) Section 1.02 is amended by deleting the definitions of "ERISA Affiliate", "ERISA Event", "Multiemployer Plan", Multiple Employer Plan". "Single Employer Plan" and "Welfare Plan" and adding the following definitions:

                          "ERISA Affiliate" means any Person that for purposes
                     of Title IV of ERISA is a member of any Loan Party's controlled group, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code or, for purposes of Sections 412(c)(ii) and 412(u) of the Internal Revenue Code, under
                     Section 414(m) or (o) of the Internal Revenue Code.

                          "ERISA Event" means (a) (i) the occurrence of a
                     reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) at the time when the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are applicable to any Loan Party or any ERISA Affiliate, an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c)
                     of ERISA is reasonably expected to occur with respect to a Plan within the following 30 days; (b) the filing by any Loan Party or any ERISA Affiliate of an application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
                     Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA on the assets of any Loan Party or any ERISA Affiliate shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring any Loan Party or any ERISA Affiliate to provide security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; provided, however, that the event or condition set forth in Section 4042(a)(4) of ERISA shall be an ERISA
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                                       8

                     Event only if the PBGC has notified any Loan Party or any ERISA Affiliate that it has made a determination under such section or that it is considering termination of a Plan on such grounds.

                          "Multiemployer Plan" means a multiemployer plan, as
                     defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                          "Multiple Employer Plan" means a single employer
                     plan, as defined in Section 4001(a)(15) of ERISA, that is maintained for current or former employees of any Loan Party or any ERISA Affiliate and at least one Person other than such Loan Party and the ERISA Affiliates.

                          "Single Employer Plan" means a single employer plan,
                     as defined in Section 4001(a)(15) of ERISA, that is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than any Loan Party and the ERISA Affiliates.

                     (m) Section 6.13 is amended by deleting the paragraph in its entirety and adding the following:

                     SECTION 6.13. Compliance with ERISA. (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect; (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) required to be filed for each Plan, copies of which have been filed with the Internal Revenue Service and, with respect to each Plan whose funded current liability percentage (as defined in
                     Section 302(d)(8) of ERISA) is less than 100%, furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status; (iii) neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur (A) any liability under
                     Section 4064 or 4069 of ERISA or (B) any Withdrawal Liability to any Multiemployer Plan that has resulted or would be reasonably likely to result in a Material Adverse Effect; (iv) neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of any Loan Party or any ERISA Affiliate,
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                                       9

                     no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                     (n) Section 7.18(f) is amended by deleting the paragraph in its entirety and adding the following:

                            (f) ERISA. (i)(A) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that (1) any ERISA Event has occurred which could result in a material liability of any Loan Party or any ERISA Affiliate, or (2) any Loan Party or any ERISA Affiliate has incurred or is reasonably expected to incur liability under Section 4064 or 4069 of ERISA, a statement of the chief financial officer of the Borrower describing such ERISA Event and the circumstances giving rise to, and the amount of such liability, and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information; (ii) promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iii) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) required to be filed with respect to each Plan whose funded current liability percentage (as defined in Section 302(d)(8) of ERISA) is less than 100%; (iv) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition on any Loan Party or any ERISA Affiliate of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by any Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B);

       SECTION 4. Conditions of Effectiveness. The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 10.01 of the Credit Agreement.

       (a) Sections 1 and 2 of this Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received
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                                       10

counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and the Administrative Agent shall have additionally received counterparts of all of the following documents, each such document dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

       (1) The Consent appended hereto (the "Consent"), executed by the Guarantor.

       (2) A certificate signed by a duly authorized officer of the Borrower stating that:

               (i) The representations and warranties contained in Section 5 are correct on and as of the date of such certificate as though made on and as of such date; and

               (ii) No event has occurred and is continuing that constitutes a Default.

       (b) Section 3 of this Amendment shall become effective as of the date of the consummation of the Merger when, and only when, in addition to the satisfaction of the conditions set forth in subsection (a) above, the Transaction is consummated and the Administrative Agent shall have additionally received counterparts of all of the following documents, each such document dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

                     (1) Certified copies of (i) the resolutions of the Board of Directors of (A) the Borrower approving the Merger and the matters contemplated hereby and thereby and (B) New AIM approving this Amendment, the Contribution Agreement and the matters contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Contribution Agreement, the Merger, and the matters contemplated hereby and thereby.

                     (2) A certificate of the Secretary or an Assistant Secretary of New AIM certifying the names and true signatures of the officers of New AIM authorized to sign the Assignment Agreement.
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                                       11

                     (3) The Contribution Agreement, executed by Newco and New AIM.

                     (4) A favorable opinion or opinions of Ballard Spahr Andrews & Ingersoll, counsel for the Borrower, to the effect that this Amendment has been duly executed and delivered by the Borrower and that the Loan Documents under which New AIM is assuming the Borrower's Obligations as amended hereby are the legal, valid and binding obligations of New AIM, enforceable in accordance with their respective terms.

                     (5) A certificate signed by a duly authorized officer of New AIM stating that:

                     The representations and warranties contained in Section 4
              of the Contribution Agreement are correct on and as of the date of such certificate as though made on and as of such date; and

                            (ii) No event has occurred and is continuing that constitutes a Default.


       SECTION 5. Representations and Warranties. The Borrower represents and warrants as follows:

       (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

       (b) The execution, delivery and performance by it of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within its corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene its charter or by-laws, (ii) violate any Requirement of Law (including Regulation X of the Board of Governors of the Federal Reserve System), (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of it or any of its Subsidiaries.

       (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by it of this Amendment or
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                                       12

any of the Loan Documents, as amended hereby, to which it is a party, except for the filing of a Certificate of Merger with the Delaware Secretary of State and the filing of any financing statement in connection with the Transaction with the Texas Secretary of State.

       (d) This Amendment has been duly executed and delivered by it. This Amendment and each of the other Loan Documents, as amended hereby, to which it is a party are its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.

       (e) There is no action, suit, investigation, litigation or proceeding affecting it or any of its Subsidiaries (including, without limitation, any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or any of the other Loan Documents, as amended hereby, or the consummation of any of the transactions contemplated hereby.

       (f) There has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 1995 or since September 30, 1996.

       SECTION 6. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

       (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

       (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

       SECTION 7. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 10.04 of the Credit Agreement.

       SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

       SECTION 9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   BORROWER



                                   A I M MANAGEMENT GROUP INC.,
                                     as Borrower



                                   By     /s/ ROBERT H. GRAHAM
                                          -------------------------------------
                                          Name: Robert H. Graham
                                          Title: President


                                   ADMINISTRATIVE AGENT AND LENDER


                                   CITIBANK, N.A.,
                                     as Administrative Agent and Lender


                                   By     /s/ DAVID D. DODGE
                                          -------------------------------------
                                          Name: David D. Dodge
                                          Title: Managing Director
                                                 ATTORNEY-IN-FACT


                                   CO-AGENTS AND LENDERS


                                   THE BANK OF NEW YORK


                                   By     ILLEGIBLE
                                          -------------------------------------
                                          Name:
                                          Title: V.P.

                                   BANQUE NATIONALE DE PARIS


                                   By     /s/ WILLIAM SHAHEEN
                                          -------------------------------------
                                          Name: William Shaheen
                                          Title: Vice President


                                   By     /s/ LAURENT VANDERZYPPE
                                          -------------------------------------
                                          Name: Laurent Vanderzyppe
                                          Title: Assistant Vice President



                                   THE CHASE MANHATTAN BANK


                                   By     /s/ ROGER A. PARKER
                                          -------------------------------------
                                          Name: Roger A. Parker
                                          Title: Vice President



                                   CREDIT LYONNAIS, SAN FRANCISCO
                                   BRANCH


                                   By     /s/ EDWARD W. LEONG
                                          -------------------------------------
                                          Name: EDWARD W. LEONG
                                          Title: VICE PRESIDENT & MANAGER



                                   DEUTSCHE BANK AG, NEW YORK
                                   BRANCH


                                   By     /s/ INDRA KISH    NICOLE HOLZAPFEL
                                          -------------------------------------
                                          Name: Indra Kish  Nicole Holzapfel
                                          Title: Associate  Associate

                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By     /s/ DEIRDRE HOLLAND COBERY
                                          -------------------------------------
                                          Name: Deirdra Holland Cobery
                                          Title: Vice President



                                   FLEET NATIONAL BANK


                                   By     /s/ ANSON T. HARRIS
                                          -------------------------------------
                                          Name: Anson T. Harris
                                          Title: Assistant Vice President



                                   MELLON BANK, N.A.


                                   By     /s/ SUSAN M. WHITEWOOD
                                          -------------------------------------
                                          Name: Susan M. Whitewood
                                          Title: Asst. Vice President



                                   NATIONSBANK, N.A. (SOUTH)


                                   By     /s/ BETTY E. REED
                                          -------------------------------------
                                          Name: Betty E. Reed
                                          Title: Senior Vice President



                                   STATE STREET BANK AND TRUST
                                   COMPANY


                                   By     EDWARD A. SIEGEL
                                          -------------------------------------
                                          Name: Edward A. Siegel
                                          Title: Assistant Vice President

                                   UNION BANK OF CALIFORNIA, N.A.


                                   By     /s/    DAVID C. HANTS
                                          -------------------------------------
                                          Name: DAVID C. HANTS
                                          Title: VICE-PRESIDENT



                                   LENDERS

                                   ABN AMRO BANK N.V., NEW YORK
                                   BRANCH


                                   By     /s/ STELLA MILANO
                                          -------------------------------------
                                          Name: Stella Milano
                                          Title: Group Vice President


                                   By     /s/ VICTOR FENNON
                                          -------------------------------------
                                          Name: VICTOR FENNON
                                          Title: VICE PRESIDENT



                                   SOCIETE GENERALE, NEW YORK
                                   BRANCH


                                   By     /s/ D.E. LITTLEFIELD
                                          -------------------------------------
                                          Name: D.E. LITTLEFIELD
                                          Title: Vice President &
                                                 Manager